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                     CABLE DESIGN TECHNOLOGIES CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT
                                 EXHIBIT 21.1



          LIST OF SUBSIDIARIES OF CABLE DESIGN TECHNOLOGIES CORPORATION
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
Anglo-American Cables Limited                      (Incorporated - United Kingdom)
Barcel Acquisition Corp.                           (Incorporated - California)
Barcel Wire & Cable Corp.                          (Incorporated - California)
Cable Design Technologies, Inc.                    (Incorporated - State of Washington)
CDT International Holdings Inc.                    (Incorporated - Delaware)
Cekan/CDT A/S                                      (Incorporated - Denmark)
Dearborn/CDT, Inc.                                 (Incorporated - Delaware)
Eilentropp GmbH & Co. KG                           (German Partnership)
HEW-Kabel Heinz Eilentropp GmbH & Co. KG           (German Partnership)
NEK Kabel AB                                       (Incorporated - Sweden)
Network Essentials, Inc. (d/b/a Red Hawk)          (Incorporated - California)
NORDX/CDT Australia Pty Limited                    (Incorporated - Australia)
NORDX/CDT Asia Limited                             (Incorporated - Hong Kong)
NORDX/CDT, Corp.                                   (Incorporated - Delaware)
NORDX/CDT do Brasil Ltda                           (Incorporated - Brazil)
NORDX/CDT, Limited                                 (Incorporated - United Kingdom)
NORDX/CDT, Inc.                                    (Incorporated - Canada)
NORDX/CDT - IP Corp.                               (Incorporated - Delaware)
Noslo Limited                                      (Incorporated - United Kingdom)
Orebro Kabel AB                                    (Incorporated - Sweden)
Raydex/CDT Limited                                 (Incorporated - United Kingdom)
Santa Fe Textiles, Inc.                            (Incorporated - California)
SKL, S.A.S.                                        (Incorporated - France, joint venture)
Stronglink/CDT Pty. Ltd.                           (Incorporated - Australia, 51% ownership)
Thermax/CDT, Inc.                                  (Incorporated - Delaware)
Wire Group International, Limited                  (Incorporated - United Kingdom)
XENO Verwaltungsgesellschaft mbH                   (Incorporated - Germany)
X-Mark/CDT Inc.                                    (Incorporated - Pennsylvania)
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